Exhibit 99.1

Tenneco Reports First Quarter Results

  Revenue of $1.9 billion
  Net income of $54 million
  EPS of 88-cents per diluted share
  Record first quarter leverage ratio of 1.8x

LAKE FOREST, Ill.--(BUSINESS WIRE)--April 29, 2013--Tenneco Inc. (NYSE: TEN) reported first quarter net income of $54 million, or 88-cents per diluted share, compared with $30 million, or 49-cents per diluted share in first quarter 2012. On an adjusted basis, net income was $44 million, or 72-cents per diluted share, versus $41 million, or 66-cents per diluted share a year ago.

Revenue

Total revenue in the quarter was $1.903 billion compared with $1.912 billion in the first quarter 2012. Clean Air revenue increased to $1.296 billion from $1.285 billion, driven by higher Asia Pacific volumes, mainly on the strength of light vehicle production in China. Ride Performance revenue was $607 million versus $627 million a year ago. The decline was largely due to weaker light and commercial vehicle revenues in Europe and lower commercial vehicle revenue in North America. Value-add revenue excluding unfavorable currency of $28 million was $1.477 billion, versus $1.456 billion a year ago.

"I am pleased with how our Clean Air and Ride Performance divisions are executing in what continues to be a mixed global industry environment,” said Gregg Sherrill, chairman and CEO, Tenneco. “As anticipated, our total revenue was down slightly year-over-year yet we still delivered record earnings. Importantly, with these lower revenues, adjusted EBIT margin was even with last year, driven by margin improvement in the Clean Air business.”

Global OE light vehicle revenue increased about 1% year-over-year to $1.388 billion. Continued weakness in global commercial vehicle demand impacted total OE commercial and specialty vehicle revenue in the quarter, which was $213 million versus $222 million last year. Global aftermarket revenue decreased 3% to $302 million, primarily due to market weakness in Europe and South America.

EBIT

EBIT (earnings before interest, taxes and noncontrolling interests) was $93 million, compared with $96 million in first quarter 2012. After adjusting for restructuring, EBIT was $97 million, even with a year ago. The adjusted EBIT results reflect improvement in Clean Air EBIT, driven by higher Asia Pacific volumes and effective operational cost management. Ride Performance EBIT was down year-over-year due mostly to lower volumes in Europe and North America and related manufacturing absorption costs.

Adjusted First Quarter 2013 and 2012 Results

(millions except per share amounts)	Q1 2013				Q1 2012
	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$143	$93	$54	$0.88	$145	$96	$30	$0.49

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	4	4	3	0.04	1	1	1	0.01
Costs related to refinancing	-	-	-	-	-	-	11	0.18
Net tax adjustments	-	-	(13)	(0.20)	-	-	(1)	(0.02)

Non-GAAP earnings measures	$147	$97	$44	$0.72	$146	$97	$41	$0.66

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

First Quarter 2013 adjustments:

  Restructuring and related expenses of $4 million pre-tax, or 4-cents per diluted share;
  Tax adjustments of $13 million, or 20-cents per diluted share, mostly related to recognizing a U.S. tax benefit for foreign taxes.

First quarter 2012 adjustments:

  Restructuring and related expenses of $1 million pre-tax, or 1-cent per diluted share;
  Pre-tax costs of $17 million, or 18-cents per diluted share related to refinancing the company’s senior credit facility and retiring senior notes due in 2015;
  Net tax benefits of $1 million, or 2-cents per diluted share, related to the valuation allowance on U.S. tax benefits.

EBIT Margin

Tenneco reported the following EBIT as a percent of revenue and EBIT as a percent of value-add revenue (revenue excluding substrate sales.)

	Q1 2013	Q1 2012

EBIT as a percent of revenue	4.9%	5.0%
EBIT as a percent of value-add revenue	6.4%	6.6%

Adjusted EBIT as a percent of revenue	5.1%	5.1%
Adjusted EBIT as a percent of value-add revenue	6.7%	6.7%

Cash

Cash used by operations in the quarter was $123 million, compared with a cash use of $85 million in first quarter 2012. The greater use of cash versus a year ago was driven primarily by the timing of tooling and engineering recoveries for future program launch activities and long-term incentive compensation payments.

Capital expenditures in the quarter were even with last year at $59 million, primarily to support continued growth in the Clean Air business.

The leverage ratio (net debt to adjusted LTM EBITDA including noncontrolling interests) was 1.8x, down from 1.9x a year ago.

Outlook

In the second quarter, Tenneco anticipates year-over-year improvement in light vehicle production, increasing about 3% globally based on IHS Automotive forecasts. Production increases are forecasted for most regions with North America expected to rise 4%, China up 8%, South America up 9% and India up 3%. Tenneco is well-positioned to benefit from these higher volumes with its strong platform position globally and excellent footprint in the fastest growing markets.

Europe will continue to be weak in the second quarter with IHS forecasts showing a 3% decline. As previously announced, the company intends to reduce structural costs in Europe by $60 million annually with a related cost of about $120 million, most of which the company expects to record later in 2013 and in 2014.

Global commercial vehicle production is expected to continue at low levels in the second quarter due to ongoing negative economic conditions and customers reducing inventory levels. Tenneco anticipates some volume recovery in the second half of the year as the industry works through these reductions. The majority of the company’s 2013 new commercial vehicle launches will also occur later in the year as customers begin preparing for 2014 regulatory changes.

Global aftermarket revenue in the second quarter is expected to be similar year-over-year, with steady performance in North America, and a continued weak industry environment in Europe.

“We expect to benefit from stronger global light vehicle production in the second quarter and continued strengthening for the full year. As we indicated earlier in the year, the second half also looks better for our commercial vehicle business with some industry volume improvement,” said Sherrill. “Our focus remains on executing distinct Clean Air and Ride Performance strategies to drive top-line growth and profit improvement, capitalizing on Tenneco’s strengths including our customer and platform positions, global footprint, technology and strong emphasis on operational performance.”

Attachment 1
Statements of Income – 3 Months
Balance Sheets
Statements of Cash Flows – 3 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months

CONFERENCE CALL

The company will host a conference call on Monday, April 29, 2013 at 10:00 a.m. ET. The dial-in number is 888-469-2980 (domestic) or 212-547-0154 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on April 29, 2013, through May 31, 2013. To access this recording, dial 888-562-0525 (domestic) or 402-998-1420 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

2013 ANNUAL MEETING

The Tenneco Board of Directors has scheduled the company’s annual meeting of shareholders for Wednesday, May 15, 2013 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois.

Tenneco is a $7.4 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 25,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(iv) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(v) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vi) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(vii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(viii) workforce factors such as strikes or labor interruptions;

(ix) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(x) the negative impact of higher fuel prices on transportation and logistics costs, raw material costs and discretionary purchases of vehicles or aftermarket products;

(xi) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xii) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(xiii) product warranty costs;

(xiv) the cost and outcome of existing and any future legal proceedings;

(xv) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvi) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals, as well as the impact of the enforcement of, changes to or compliance with laws and regulations, including those pertaining to environmental concerns, pensions or other regulated activities;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2012.

		ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED MARCH 31,
(Millions except per share amounts)

	2013		2012
Net sales and operating revenues
Clean Air Division - Value-add revenues	$842		$829
Clean Air Division - Substrate sales	454		456
Ride Performance Division - Value-add revenues	607		627
	$1,903		$1,912

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,604	(a)	1,607	(c)
Engineering, research and development	35		38
Selling, general and administrative	119	(a)	118
Depreciation and amortization of other intangibles	50		49
Total costs and expenses	1,808		1,812

Loss on sale of receivables	(1)		(1)
Other income (expense)	(1)		(3)
Total other income (expense)	(2)		(4)

Earnings before interest expense, income taxes, and noncontrolling interests
Clean Air Division	75	(a)	76
Ride Performance Division	39	(a)	43	(c)
Other	(21)		(23)
	93		96

Interest expense (net of interest capitalized)	20		42	(d)
Earnings before income taxes and noncontrolling interests	73		54

Income tax expense	12	(b)	18	(e)
Net income	61		36

Less: Net income attributable to noncontrolling interests	7		6
Net income attributable to Tenneco Inc.	$54		$30

Weighted average common shares outstanding:
Basic	60.3		60.2
Diluted	61.5		61.7

Earnings per share of common stock:
Basic	$0.90		$0.50
Diluted	$0.88		$0.49

(a) Includes restructuring and related charges of $4 million pre-tax, $3 million after tax or $0.04 per diluted share. Of the adjustment, $3 million is recorded in cost of sales and $1 million is recorded in selling, general and administrative expenses. $3 million is recorded in the Clean Air Division and $1 million is recorded in the Ride Performance Division.

(b) Includes net tax benefits of $13 million or $0.20 per diluted share for tax adjustments to prior year estimates, primarily related to recognizing a U.S. tax benefit for foreign taxes.

(c) Includes restructuring and related charges of $1 million pre-tax, $1 million after tax or $0.01 per diluted share, which is recorded in cost of sales in Europe, South America and India's Ride Performance Division.

(d) Includes pre-tax expenses of $17 million, $11 million after tax or $0.18 per diluted share for costs related to refinancing activities.

(e) Includes net tax benefits of $1 million or $0.02 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the company's net operating loss position and income generated in lower tax rate jurisdictions, partially offset by the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

	ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		March 31, 2013		December 31, 2012

Assets

	Cash and cash equivalents	$242		$223

	Receivables, net	1,153	(a)	986	(a)

	Inventories	697		667

	Other current assets	291		248

	Investments and other assets	377		362

	Plant, property, and equipment, net	1,120		1,122

	Total assets	$3,880		$3,608

Liabilities and Shareholders' Equity

	Short-term debt	$115		$113

	Accounts payable	1,245		1,186

	Accrued taxes	39		50

	Accrued interest	14		10

	Other current liabilities	277		290

	Long-term debt	1,252	(b)	1,067	(b)

	Deferred income taxes	29		27

	Deferred credits and other liabilities	556		559

	Redeemable noncontrolling interests	17		15

	Tenneco Inc. shareholders' equity	286		246

	Noncontrolling interests	50		45

	Total liabilities, redeemable noncontrolling interests and shareholders' equity	$3,880		$3,608

		March 31, 2013		December 31, 2012
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$145		$94

		March 31, 2013		December 31, 2012
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$280		$92
	Term loan A (Due 2017)	238		241
	7.75% senior notes (Due 2018)	225		225
	6.875% senior notes (Due 2020)	500		500
	Other long term debt	9		9

		$1,252		$1,067

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	March 31,
	2013	2012

Operating activities:
Net income	$61	$36
Adjustments to reconcile net income
to net cash used by operating activities -
Depreciation and amortization of other intangibles	50	49
Stock-based compensation	5	4
Deferred income taxes	(5)	(5)
Loss on sale of assets	-	1
Changes in components of working capital-
(Inc.)/dec. in receivables	(176)	(181)
(Inc.)/dec. in inventories	(40)	(76)
(Inc.)/dec. in prepayments and other current assets	(49)	(16)
Inc./(dec.) in payables	46	88
Inc./(dec.) in accrued taxes	(5)	1
Inc./(dec.) in accrued interest	4	-
Inc./(dec.) in other current liabilities	(8)	13
Changes in long-term assets	-	8
Changes in long-term liabilities	(10)	(5)
Other	4	(2)
Net cash used by operating activities	(123)	(85)

Investing activities:
Proceeds from sale of assets	2	1
Cash payments for plant, property & equipment	(70)	(65)
Cash payments for software-related intangible assets	(6)	(4)
Net cash used by investing activities	(74)	(68)

Financing activities:
Issuance of common shares	1	-
Issuance of long-term debt	-	250
Debt issuance costs on long-term debt	-	(12)
Retirement of long-term debt	(5)	(381)
Net inc./(dec.) in bank overdrafts	22	2
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	191	233
Net inc./(dec.) in short-term debt secured by accounts receivable	-	30
Net cash provided by financing activities	209	122

Effect of foreign exchange rate changes on cash and cash equivalents	7	10

Increase (Decrease) in cash and cash equivalents	19	(21)
Cash and cash equivalents, January 1	223	214
Cash and cash equivalents, March 31	$242	$193

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$16	$35
Cash paid during the period for income taxes (net of refunds)	25	17

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$31	$29

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q1 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$54

Net income attributable to noncontrolling interests										7

Net income										61

Income tax expense										12

Interest expense (net of interest capitalized)										20

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$49	$11	$15	$75	$25	$10	$4	$39	$(21)	93

Depreciation and amortization of other intangibles	15	10	5	30	8	10	2	20	-	50

Total EBITDA including noncontrolling interests (2)	$64	$21	$20	$105	$33	$20	$6	$59	$(21)	$143

	Q1 2012
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$30

Net income attributable to noncontrolling interests										6

Net income										36

Income tax expense										18

Interest expense (net of interest capitalized)										42

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$48	$16	$12	$76	$35	$10	$(2)	$43	$(23)	96

Depreciation and amortization of other intangibles	14	11	4	29	7	11	2	20	-	49

Total EBITDA including noncontrolling interests (2)	$62	$27	$16	$105	$42	$21	$-	$63	$(23)	$145

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q1 2013				Q1 2012
			EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures			$143	$93	$54	$0.88	$145	$96	$30	$0.49

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			4	4	3	0.04	1	1	1	0.01
Costs related to refinancing			-	-	-	-	-	-	11	0.18
Net tax adjustments			-	-	(13)	(0.20)	-	-	(1)	(0.02)

Non-GAAP earnings measures			$147	$97	$44	$0.72	$146	$97	$41	$0.66

	Q1 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$49	$11	$15	$75	$25	$10	$4	$39	$(21)	$93
Restructuring and related expenses	-	1	2	3	-	1	-	1	-	4
Adjusted EBIT	$49	$12	$17	$78	$25	$11	$4	$40	$(21)	$97

	Q1 2012
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$48	$16	$12	$76	$35	$10	$(2)	$43	$(23)	$96
Restructuring and related expenses	-	-	-	-	-	1	-	1	-	1
Adjusted EBIT	$48	$16	$12	$76	$35	$11	$(2)	$44	$(23)	$97

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q1 2013
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$646	$260	$386	$-	$386
Europe, South America & India	467	169	298	(13)	311
Asia Pacific	183	25	158	-	158
Total Clean Air Division	1,296	454	842	(13)	855

Ride Performance Division
North America	307	-	307	(1)	308
Europe, South America & India	252	-	252	(14)	266
Asia Pacific	48	-	48	-	48
Total Ride Performance Division	607	-	607	(15)	622

Total Tenneco Inc.	$1,903	$454	$1,449	$(28)	$1,477

	Q1 2012
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$669	$277	$392	$-	$392
Europe, South America & India	460	153	307	-	307
Asia Pacific	156	26	130	-	130
Total Clean Air Division	1,285	456	829	-	829

Ride Performance Division
North America	317	-	317	-	317
Europe, South America & India	272	-	272	-	272
Asia Pacific	38	-	38	-	38
Total Ride Performance Division	627	-	627	-	627

Total Tenneco Inc.	$1,912	$456	$1,456	$-	$1,456

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q1 2013 vs. Q1 2012 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air Division
North America	$(23)	(3%)	$(6)	(2%)
Europe, South America & India	7	2%	4	1%
Asia Pacific	27	17%	28	22%
Total Clean Air Division	11	1%	26	3%

Ride Performance Division
North America	(10)	(3%)	(9)	(3%)
Europe, South America & India	(20)	(7%)	(6)	(2%)
Asia Pacific	10	26%	10	26%
Total Ride Performance Division	(20)	(3%)	(5)	(1%)

Total Tenneco Inc.	$(9)	0%	$21	1%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended March 31,

		2013		2012

Total debt		$1,367		$1,358

Cash and cash equivalents		242		193

Debt net of cash balances (1)		$1,125		$1,165

Adjusted LTM EBITDA including noncontrolling interests (2) (3)		$642		$605

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		1.8x		1.9x

	Q2 12	Q3 12	Q4 12	Q1 13	Q1 13 LTM

Net income attributable to Tenneco Inc.	$87	$125	$33	$54	$299

Net income attributable to noncontrolling interests	8	7	8	7	30

Income tax expense (benefit)	21	(42)	22	12	13

Interest expense (net of interest capitalized)	21	21	21	20	83

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	137	111	84	93	425

Depreciation and amortization of other intangibles	50	49	57	50	206

Total EBITDA including noncontrolling interests (2)	187	160	141	143	631

Restructuring and related expenses	2	7	3	4	16

Pullman recoveries (5)	-	(5)	-	-	(5)

Total Adjusted EBITDA including noncontrolling interest (3)	$189	$162	$144	$147	$642

	Q2 11	Q3 11	Q4 11	Q1 12	Q1 12 LTM

Net income attributable to Tenneco Inc.	$50	$30	$30	$30	140

Net income attributable to noncontrolling interests	7	6	8	6	27

Income tax expense	30	21	23	18	92

Interest expense (net of interest capitalized)	26	27	27	42	122

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	113	84	88	96	381

Depreciation and amortization of other intangibles	54	51	51	49	205

Total EBITDA including noncontrolling interests (2)	167	135	139	145	586

Restructuring and related expenses	2	4	1	1	8

Goodwill impairment charge (6)	-	11	-	-	11

Total Adjusted EBITDA including noncontrolling interest (3)	$169	$150	$140	$146	$605

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Benefit from property recoveries related to transactions originated by the Pullman company before being acquired by Tenneco in 1996.

(6) Non-cash asset impairment charge related to goodwill for Australia.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions)

	Three Months Ended March 31,

	2013	2012

Original equipment light vehicle revenues	$1,388	$1,379

Original equipment commercial vehicle and specialty revenues	213	222

Aftermarket revenues	302	311

Net sales and operating revenues	$1,903	$1,912

(1) Generally Accepted Accounting Principles

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q1 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$646	$467	$183	$1,296	$307	$252	$48	$607	$-	$1,903

Less: Substrate sales	260	169	25	454	-	-	-	-	-	454

Value-add revenues	$386	$298	$158	$842	$307	$252	$48	$607	$-	$1,449

EBIT	$49	$11	$15	$75	$25	$10	$4	$39	$(21)	$93

EBIT as a % of revenue	7.6%	2.4%	8.2%	5.8%	8.1%	4.0%	8.3%	6.4%		4.9%
EBIT as a % of value-add revenue	12.7%	3.7%	9.5%	8.9%	8.1%	4.0%	8.3%	6.4%		6.4%

Adjusted EBIT	$49	$12	$17	$78	$25	$11	$4	$40	$(21)	$97

Adjusted EBIT as a % of revenue	7.6%	2.6%	9.3%	6.0%	8.1%	4.4%	8.3%	6.6%		5.1%
Adjusted EBIT as a % of value-add revenue	12.7%	4.0%	10.8%	9.3%	8.1%	4.4%	8.3%	6.6%		6.7%

	Q1 2012
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$669	$460	$156	$1,285	$317	$272	$38	$627	$-	$1,912

Less: Substrate sales	277	153	26	456	-	-	-	-	-	456

Value-add revenues	$392	$307	$130	$829	$317	$272	$38	$627	$-	$1,456

EBIT	$48	$16	$12	$76	$35	$10	$(2)	$43	$(23)	$96

EBIT as a % of revenue	7.2%	3.5%	7.7%	5.9%	11.0%	3.7%	-5.3%	6.9%		5.0%
EBIT as a % of value-add revenue	12.2%	5.2%	9.2%	9.2%	11.0%	3.7%	-5.3%	6.9%		6.6%

Adjusted EBIT	$48	$16	$12	$76	$35	$11	$(2)	$44	$(23)	$97

Adjusted EBIT as a % of revenue	7.2%	3.5%	7.7%	5.9%	11.0%	4.0%	-5.3%	7.0%		5.1%
Adjusted EBIT as a % of value-add revenue	12.2%	5.2%	9.2%	9.2%	11.0%	4.0%	-5.3%	7.0%		6.7%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating our company's operational performance without the impact of such substrate sales.

CONTACT:
Tenneco Inc.
Media inquiries
Bill Dawson, 847 482-5807
bdawson@tenneco.com
or
Investor inquiries
Linae Golla, 847 482-5162
lgolla@tenneco.com